                                                                Exhibit (h)(1)

                       TRANSFER AGENT SERVICING AGREEMENT

                       TRANSFER AGENT SERVICING AGREEMENT


         THIS AGREEMENT is made and entered into as of this _____ day of April, 1999, by and between The Catholic Funds, a Maryland Corporation (hereinafter referred to as the "Fund Company") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

         WHEREAS, the Fund Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund Company is authorized to create separate series, each with its own separate investment portfolio;

         WHEREAS, FMFS is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

         WHEREAS, the Fund Company desires to retain FMFS to provide transfer and dividend disbursing agent services to each series of the Fund Company listed on EXHIBIT A attached hereto, as may be amended from time to time (each such series referred to herein as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund Company and FMFS agree as follows:

         1.   Appointment of Transfer Agent

              The Fund Company hereby appoints FMFS as transfer agent of each Fund on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein

         2.   Duties and Responsibilities of FMFS

              FMFS shall, on behalf of each Fund, perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

              A.   Receive orders for the purchase of shares;

              B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Fund Company's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

              C. Arrange for issuance of shares obtained through transfers of funds from Shareholders' accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by the Prospectus for the relevant Fund(s).

              D. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund Company's custodian;

              E. Pay monies upon receipt from the Fund Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

              F. Process transfers of shares in accordance with the shareholder's instructions;

              G. Process exchanges between Funds and/or, if any, classes of shares of Funds, and process exchanges of shares between the Funds and the Firstar Money Market Fund, if applicable;

              H. Prepare and transmit payments for dividends and distributions declared by the Fund Company with respect to a Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

              I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

              J. Record the issuance of shares of each Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of each Fund which are authorized, issued and outstanding;

              K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

              L. Mail shareholder reports and prospectuses to current shareholders;

              M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

              N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund Company;

              O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by each Fund, all as required by applicable Federal tax laws and regulations;

              P. Provide a Blue Sky System which will enable the Fund Company to monitor the total number of shares of each Fund sold in each state. In addition, the Fund Company or its agent, including FMFS, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for the Fund Company's Blue Sky state registration status is solely limited to the initial compliance by the Fund Company and the reporting of such transactions to the Fund Company or its agent;

              Q. Answer correspondence from shareholders, securities brokers and others relating to FMFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and the Fund Company.

              R. Provide reports mutually agreeable in form and frequency to the Fund Company's Distributor calculating and detailing sales commissions payable with respect to shares of the Funds sold for the relevant period.

         3.   Compensation

              The Fund Company agrees to pay FMFS for the performance of the duties listed in this Agreement as set forth on EXHIBIT A attached hereto.

              These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Fund Company and FMFS.

              The Fund Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

              Notwithstanding anything to the contrary, amounts owed by the Fund Company to FMFS shall only be paid out of assets and property of the particular Fund involved.

         4.   Representations of FMFS

              FMFS represents and warrants to the Fund Company that:

              A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

              B.   It is a registered transfer agent under the Exchange Act;

              C. It is duly qualified to carry on its business in the State of Wisconsin;

              D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

              E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

              F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

              G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction over it and its duties and activities contemplated by this Agreement.

              H. The computer software, computer firmware, computer hardware (whether general or special purpose) and other similar related items of automated, computerized and/or software systems that are owned or licensed by FMFS and will be utilized by FMFS or its agents in connection with the provision of services described in this Agreement are "Year 2000 Compliant" (as defined below). As used in this
                   Section 4.H of this Agreement, the term "Year 2000 Compliant" shall mean the ability of the relevant system to provide all of the following functions:

                   (1) Process date information before, during and after January1, 2000, including but not limited to accepting date specific input data, providing date specific output data, and performing calculations on dates or portions of dates;

                   (2) Function accurately and without interruption or malfunction before, during and after January 1, 2000, without any change in operations associated with the advent of the new millennium and assuming no other defects, bugs, viruses or other problems unrelated to Year 2000 compliance issues which disrupt functionality;

                   (3) Respond to two-digit, year-date input in a way that resolves the ambiguity as to century and in a disclosed, defined and predetermined manner; and

                   (4)  Store and provide output data of date
                        specific information in ways that are
                        unambiguous as to century.

         5.   Representations of the Fund Company

              The Fund Company represents and warrants to FMFS that:

              A. The Fund Company is an open-end, diversified, management investment company under the 1940 Act;

              B. The Fund Company is a corporation, organized, existing, and in good standing under the laws of Maryland;

              C. The Fund Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

              D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

              E. The Fund Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over the Fund Company and its activities; and

              F. A registration statement under the Securities Act will be made effective and will remain effective with respect to all shares of each Fund being offered for sale.

         6.   Covenants of the Fund Company and FMFS

              The Fund Company shall furnish FMFS a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of FMFS and the execution of this Agreement. The Fund Company shall provide to FMFS a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

              FMFS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Fund Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund Company on and in accordance with its request.

         7.   Performance of Service; Limitation of Liability

              FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund Company or any Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to a breach of any representation or warranty made by FMFS under this Agreement or FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Fund Company shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to a breach of any representation or warranty made by FMFS under this Agreement or FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Fund Company, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Fund Company.

              FMFS shall indemnify and hold the Fund Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Fund Company may sustain or incur or which may be asserted against the Fund Company by any person arising out of a breach of any representation or warranty made by FMFS under this Agreement or any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

              In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund Company shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

              Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

              In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

              FMFS agrees that obligations assumed by the Fund Company pursuant to this Agreement shall be limited in all cases to the respective assets and properties of the particular Fund(s) to which the liability relates. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of any Fund or of any other series of the Fund Company, nor from the Directors or any individual Director of the Fund Company.

         8.   Proprietary and Confidential Information

              FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund Company all records and other information relative to the Fund Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund
Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Fund Company.

         9.   Term of Agreement

              This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party (in the case of Fund Company, either in its entirety or with respect to any particular Fund(s)) upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

         10.  Notices

              Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

                       Firstar Mutual Fund Services, LLC
                       615 East Michigan Street
                       Milwaukee, Wisconsin 53202
                       Attention: Relationship Manager

               and notice to the Fund Company shall be sent to:

                       The Catholic Funds, Inc.
                       1100 West Wells Street
                       Milwaukee, Wisconsin 53233
                       Attention: President

         11.  Duties in the Event of Termination

              In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Fund Company by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Fund Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Fund Company (if such form differs from the form in which FMFS has maintained, the Fund Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS=s personnel in the establishment of books, records, and other data by such successor.

         12.  Governing Law

              This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

         13.  Stock Certificates

              If at any time the Fund Company issues stock certificates for any Fund, the following provisions will apply:

              A. In the case of the loss or destruction of any certificate representing shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by FMFS.

              B. Upon receipt of signed stock certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, FMFS shall countersign, register and issue new certificates for the same number of shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the State of Maryland relating to the transfer of shares of common stock.

              C. Upon receipt of the stock certificates, which shall be in proper form for transfer, together with the shareholder's instructions to hold such stock certificates for safekeeping, FMFS shall reduce such shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books of the relevant Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

------------------------------------------------------------------------------

THE CATHOLIC FUNDS, INC.               FIRSTAR MUTUAL FUND SERVICES, LLC




By:                                    By:
   ------------------------------         --------------------------------

Title:                                 Title:
      ---------------------------            -----------------------------

------------------------------------------------------------------------------

                                                                     EXHIBIT A
                                                                     ---------


                    TRANSFER AGENT AND SHAREHOLDER SERVICING
                               ANNUAL FEE SCHEDULE


Separate Funds of The Catholic Funds, Inc.



        Name of Series                                     Date Added
        --------------                                     ----------
        ------------------------------------------------------------------------
        Equity Income Fund                                 ____________, 1999
        ------------------------------------------------------------------------
        Large-Cap Growth Fund                              ____________, 1999
        ------------------------------------------------------------------------
        Disciplined Capital Appreciation Fund              ____________, 1999
        ------------------------------------------------------------------------



Annual Fee
       $16.00 per shareholder account
       Minimum annual fees of $25,000 for the first Fund, $10,000 for each additional Fund or class of shares within a Fund

Plus Reasonable and Customary Out-of-Pocket Expenses, including but not limited to:



       Telephone - toll-free lines              NSCC charges
       Postage                                  Labels
       Printing                                 Proxies
       Programming (with prior approval)        Retention of records (with prior approval)
       Forms                                    Shareholder Lists
       Stationery/envelopes                     Microfilm/fiche of records
       Mailing                                  Special Reports (with prior approval)
       Mailing Related Insurance                ACH fees
       Insertion Services


ACH Shareholder Services
       $125.00 per month per fund group
       $      .50 per account setup and/or change
       $      .35 per item for both ACH and EFT payments and purchases
       $    5.00 per correction, reversal, return item
       $160.00 per month for all Funds for file transfer/transmission (blue sky, files from FMF's to Fund Company or its designee), plus $0.01 per record transmission

Qualified Plan Fees (Billed Directly to Investors)

       Annual maintenance fee per account     $12.50 / acct. (Cap at $25.00 per
       SSN) Transfer to successor trustee     $15.00 / trans. Distribution to
       participant                            $15.00 / trans. (Exclusive of SWP)
       Refund of excess contribution          $15.00 / trans.

Additional Shareholder Fees (Billed Directly to Investors)
       Any outgoing wire transfer             $12.00 / wire
       Telephone Exchange                     $ 5.00 / exchange transaction
       Return check fee                       $25.00 / item
       Stop payment                           $20.00 / stop
       (Liquidation, dividend, draft check)
       Research fee                           $ 5.00 / item


       (For requested items of the second calendar year [or previous] to the request) (Cap at $25.00)

                                  NSCC and DAZL
                              Out-of-Pocket Charges

NSCC Interfaces

       Setup
              Fund/SERV, Networking ACATS,    $5,000 setup (one time)
              Exchanges
              Commissions                            $5,000 setup (one time)
       Processing
              Fund/SERV                              $  50 / month
              Networking                             $ 250 / month
              CPU Access                             $  40 / month
              Fund/SERV Transactions          $ .35 / trade
              Networking - per item           $ .025/ monthly dividend fund
              Networking - per item           $ .015/non-mo. dividend fund
              First Data                             $ .10 / next-day Fund/SERV trade
              First Data                             $ .15 / same-day Fund/SERV trade

NSCC Implementation
              8 to 10 weeks lead time

DAZL (Direct Access Zip Link - Electronic mail interface to financial advisor network)
              Setup                                  $ 5,000 / fund group
              Monthly Usage                   $ 1,000 / month
              Transmission                           $ .015 / price record
                                                     $ .025 / other record
              Enhancement                     $ 125 / hour


Fees and out-of-pocket expenses are billed in detail to the fund monthly